FINANCIAL NEWS

Investor Contact:
Thurman K. Case
Acting Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4000
InvestorRelations@cirrus.com

Cirrus Logic Reviews Historical Stock Option Grants

AUSTIN, Texas – Oct. 23, 2006 – Cirrus Logic Inc. (Nasdaq: CRUS) today announced that it is voluntarily reviewing its historical stock option granting practices and related accounting matters. In September 2006, Cirrus Logic, at the direction of the Audit Committee of the company’s Board of Directors, performed an initial internal review of selected stock option grants. In the course of that review, the company discovered information that raises potential questions about the measurement dates used to account for certain stock option grants. At the recommendation of the Audit Committee, a Special Committee of the Board of Directors has been formed to conduct a more detailed review of past stock option grants, the timing of those grants and related accounting matters. The Special Committee has engaged independent outside counsel to conduct this review and hopes to complete the review as quickly as possible.

Cirrus Logic is not currently able to determine whether adjustments will be required to historical financial statements. Any such adjustments, if required, would likely consist of non-cash items. Cirrus Logic will provide a public statement regarding the conclusions reached in its voluntary review after the review is completed.

As previously announced, Cirrus Logic will hold its quarterly conference call to discuss the company’s results for the second quarter of fiscal year 2007 on Oct. 25, 2006, at 5:00 p.m. EDT. At that time, the company expects to be able to release only limited financial results. Those wishing to join should call (303) 262-2142 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until Nov. 1, 2006. To access the recording, call (303) 590-3000 (passcode: 11072869 #). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

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Safe Harbor Statement:

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our expectations regarding announcements of financial results for the second fiscal quarter of 2007 and the completion of the Special Committee’s review. In some cases, forward-looking statements are identified by words such as we “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the timing and outcome of the Special Committee’s review and the conclusions of the Special Committee resulting from that review. For other factors that could cause our results to vary from expectations, please see the risk factors listed in our Form 10-K for the year ended March 25, 2006, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.